EXHIBIT 99.1

Neumora Therapeutics Reports Second Quarter 2024 Financial Results and Provides Business Update

Phase 3 data from KOASTAL-1 study of navacaprant in MDD expected in fourth quarter of 2024

Progressing clinical studies in MDD, bipolar depression and Alzheimer’s disease agitation, providing opportunity for multiple value-creating catalysts over next 18 months

Strong financial position with $371.6 million in cash, cash equivalents and marketable securities expected to support operations into 2026

WATERTOWN, Mass., August 6, 2024 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of seven clinical and pre-clinical brain disease programs, today announced financial results for the second quarter ended June 30, 2024, and provided a business update.

“The first half of the year was marked by considerable progress across our robust clinical development pipeline as we seek to pioneer a new era in brain diseases,” said Henry Gosebruch, president and chief executive officer, Neumora. “We are excited for the topline data readout from our pivotal Phase 3 KOASTAL-1 study of navacaprant to treat major depressive disorder (MDD), which we continue to expect in the fourth quarter. We are committed to bringing navacaprant to the millions of patients suffering with MDD as expeditiously as possible.”

“Additionally, we’re making significant progress across the rest of our pipeline with the recent initiations of a Phase 2 study of navacaprant as a treatment for bipolar depression and a Phase 1b study of NMRA-511 in Alzheimer's disease agitation, as well as narrowing guidance to submit an IND for an additional M4 compound in the first half of 2025. These are areas of substantial unmet medical need, and we are confident that our novel mechanisms have strong rationales with the potential for favorable benefit-risk profiles,” added Mr. Gosebruch.

KEY PIPELINE HIGHLIGHTS

Neumora is advancing a therapeutic pipeline of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases.

Navacaprant (NMRA-140): Phase 3 Data from KOASTAL-1 Study in Major Depressive Disorder (MDD) Expected in Fourth Quarter of 2024

Navacaprant (NMRA-140) is a highly selective, novel, once-daily kappa opioid receptor (KOR) antagonist being developed as a potential monotherapy treatment for MDD and other neuropsychiatric disorders. The KOR antagonist approach has been clinically validated in three independent studies.

Neumora is currently enrolling the registrational Phase 3 KOASTAL program, which is designed to evaluate the efficacy and safety of navacaprant monotherapy for the treatment of MDD. KOASTAL-1, KOASTAL-2, and KOASTAL-3 are replicate Phase 3, randomized, placebo-controlled, double-blind studies in adult patients with MDD.

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Neumora remains on-track to report data from the KOASTAL studies within previously guided timeframes. The Company expects to report topline data from the KOASTAL-1 study in the fourth quarter of 2024, and topline data from the KOASTAL-2 and KOASTAL-3 studies in the first half of 2025.

Beyond MDD, Neumora recently initiated a Phase 2 clinical trial evaluating the potential of navacaprant as treatment for bipolar depression. The randomized, double-blind, placebo-controlled, Phase 2 clinical trial is designed to evaluate the safety and efficacy of navacaprant in people with depression associated with bipolar II disorder. Neumora expects to report topline data from this trial in the second half of 2025.

NMRA-511: Ongoing Phase 1b Study in Alzheimer’s Disease (AD) Agitation

NMRA-511 is a highly selective, novel antagonist of the vasopressin 1a receptor (V1aR) being developed for the treatment of agitation associated with dementia due to AD and other neuropsychiatric disorders.

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In June 2024, the Company initiated a Phase 1b study in investigating NMRA-511 initially in healthy elderly adult participants and then people with agitation associated with dementia due to AD. The Company expects to report data from this study in the second half of 2025.

M4 Positive Allosteric Modulator (PAM) Franchise: Advancing Preclinical Work Across Compounds, with IND expected in the first half of 2025

Neumora’s M4 franchise is comprised of multiple novel compounds that each have different properties and chemical composition, including NMRA-266.

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The Phase 1 single ascending dose / multiple ascending dose study with NMRA-266 is currently paused following a clinical hold determination by the U.S. Food and Drug Administration (FDA). Neumora is working with the FDA to evaluate the potential to resolve the clinical hold and will provide an update when available.

Beyond NMRA-266, additional compounds in Neumora’s M4 PAM franchise also demonstrated robust activity in preclinical efficacy models, as well as high selectivity for the M4 receptor subtype and the potential for an oral once-daily dosing profile.

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Neumora is advancing preclinical safety and toxicology work with its additional M4 PAM compounds and has narrowed the guidance for bringing an additional M4 PAM compound into the clinic from its prior guidance of 2025. The Company now expects to submit an IND in the first half of 2025.

SECOND QUARTER 2024 FINANCIAL RESULTS

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Cash Position: As of June 30, 2024, Neumora had cash, cash equivalents and marketable securities of $371.6 million.

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Financial Guidance:The Company expects that its cash, cash equivalents and marketable securities as of June 30, 2024, will enable it to fund its operating plan into 2026.

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R&D Expense: Research and development expenses for the second quarter of 2024 were $48.6 million, as compared to $32.8 million for the same period in 2023. This increase was primarily due to advancement of clinical and preclinical programs and related activities for Phase 3 clinical trials evaluating navacaprant as a monotherapy treatment for MDD.

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G&A Expense: General and administrative expenses for the second quarter of 2024 were $15.2 million, as compared to $9.3 million for the same period in 2023. This increase was primarily due to personnel-related costs, including stock-based compensation and professional services to support the continued expansion of administrative functions.

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Net Loss: The Company reported a net loss of $58.7 million for the second quarter of 2024, as compared to $38.5 million for the same period in 2023.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our work is supported by an integrated suite of translational, clinical, and computational tools to generate insights that can enable precision medicine approaches. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases; Neumora’s goal to make navacaprant available as expeditiously as possible for MDD patients; the timing, progress and plans for its therapeutic development programs, including the timing of patient enrollment, initiation and data read outs for its programs and studies, as well as its clinical trial and development plans and the potential for Neumora’s clinical pipeline to create value; timing and expectations related to regulatory filings and interactions; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; the potential for Neumora to advance other compounds in its M4 portfolio; the oral one-daily dosing potential of any M4 compounds; the timing and potential for any INDs in Neumora’s M4 portfolio; and; other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results or to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 that was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter ended June 30, 2024 are also not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA Therapeutics, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$48,628	$32,769	$94,385	$62,254
General and administrative	15,194	9,293	29,511	18,976
Total operating expenses	63,822	42,062	123,896	81,230
Loss from operations	(63,822)	(42,062)	(123,896)	(81,230)
Other income (expense):
Interest income	5,271	3,558	11,636	7,127
Other expense, net	(24)	(39)	(36)	(65)
Total other income	5,247	3,519	11,600	7,062
Net loss before income taxes	(58,575)	(38,543)	(112,296)	(74,168)
Provision for income taxes	125	—	125	—
Net loss	(58,700)	(38,543)	(112,421)	(74,168)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(39)	(150)	(111)	326
Comprehensive loss	$(58,739)	$(38,693)	$(112,532)	$(73,842)
Net loss per share, basic and diluted	$(0.37)	$(1.28)	$(0.71)	$(2.50)
Weighted-average shares outstanding, basic and diluted	158,984	30,125	158,464	29,704

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$371,639	$463,827
Total assets	$404,473	$496,195
Total liabilities	$23,214	$27,119
Total stockholders’ equity	$381,259	$469,076

Neumora Contact

Helen Rubinstein

+1 (315) 382-3979

Helen.Rubinstein@neumoratx.com